UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2008

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2008, the Board of Directors of Telik, Inc. (the “Company”) appointed Stefan Ryser, Ph.D., age 48, as Senior Vice President, Corporate Strategy. In connection with his appointment, Dr. Ryser entered into an offer letter with the Company, a copy of which is attached as Exhibit 10.21 to this current report and is incorporated herein by reference. Pursuant to his offer letter, Dr. Ryser will receive an annual base salary of $325,000, as well as a relocation bonus of $50,000. If Dr. Ryser voluntarily terminates his employment or he is terminated by the Company for cause within one year following his start date, Dr. Ryser will be required to repay the relocation bonus to the Company. Dr. Ryser will also be eligible to participate in the Company’s Executive Officer Bonus Plan, which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 3, 2008, and is incorporated herein by reference. In addition, Dr. Ryser will be granted a stock option grant to purchase 325,000 shares of the Company’s common stock. The exercise price of the option will be the fair market value of the Company’s common stock on the effective date of the grant. As to 250,000 of the shares, the option will vest over four years, with twenty-five percent of the shares subject to the option vesting on the one year anniversary of the option grant and the remaining shares vesting on a monthly basis over the following three years. As to 75,000 shares, the option will vest upon the occurrence of certain performance-based criteria as determined by the Board.

Dr. Ryser has served on the Company’s Board of Directors since September 1998. From April 2000 to July 2008, Dr. Ryser served as a managing partner at Bear Stearns Health Innoventures L.P., a venture capital fund, and as a managing director of Bear Stearns Asset Management. Dr. Ryser served as an Executive Officer and a member of the board of International Biomedicine Management Partners, Inc. from January 1998 to April 2000. From January 1989 until December 1997, Dr. Ryser held various positions at F. Hoffmann-La Roche Ltd., a pharmaceutical company, including the Scientific Assistant to the President of Global Research and Development, and was responsible for maintaining the scientific liaison between F. Hoffmann-La Roche and Genentech, Inc. Dr. Ryser holds a Ph.D. degree in molecular biology from the University of Basel.

Item 9.01.	Financial Statements and Exhibits.

(d)

10.21	Offer Letter, dated August 1, 2008, between the Company and Stephen Ryser, Ph.D.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: August 5, 2008

	By:	/s/ Cynthia M. Butitta
Cynthia M. Butitta
Chief Operating Officer and Chief Financial Officer

3.

EXHIBIT INDEX

10.21	Offer Letter, dated August 1, 2008, between the Company and Stephen Ryser, Ph.D.

4.